UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 1, 2012

Rotech Healthcare Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50940 (Commission File Number)	030408870 (IRS Employer Identification No.)

2600 Technology Drive, Suite 300
Orlando, Florida 32804
(Address of principal executive offices Zip Code)

Registrant’s telephone number, including area code (407) 822-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 1, 2012, Rotech Healthcare Inc. (the “Company”) entered into an amendment (the “Second Amendment”) to its Credit Agreement (the “Credit Agreement”), dated as of March 17, 2011 (as amended by Amendment No. 1 dated as of March 7, 2012 and the Second Amendment, the “Credit Agreement”), with the lenders party thereto on the date hereof (the “Lenders”) and Credit Suisse AG, as administrative agent thereunder (in such capacity, the “Administrative Agent”).
The Credit Agreement contains customary negative covenants similar to those in our indentures governing our Senior Secured Notes and Senior Second Lien Notes, except that pursuant to the Second Amendment, the $25,000,000 basket for “Credit Facility Indebtedness” in Section 4.03(b)(1) of such indentures is deemed to be a reference to $10,000,000 unless otherwise agreed to by the Required Lenders as defined in the Credit Agreement. As of September 30, 2012, the outstanding loan balance under the Credit Agreement was $10,000,000, the maximum outstanding aggregate principal balance permitted at any time. In the event the Company repays a portion of the outstanding loan balance, the Company will be precluded from making any additional draws if it is not in compliance with the maximum leverage ratio in Section 6.03 of the Credit Agreement, regardless of whether compliance therewith is otherwise required at such time. The Second Amendment increased the maximum leverage ratios in Section 6.03 of the Credit Agreement for specified periods of time, with the maximum leverage ratio set at (i) 6.75:1.00 for the period from October 1 through December 31, 2012; (ii) 6.50:1.00 for the period from January 1 through March 31, 2013; (iii) 6.25:1.00 for the period from April 1 through June 30, 2013; and (iv) 5.75:1.00 for the period from July 1 through September 30, 2013. Thereafter, the maximum leverage ratio is set at 5.50:1.00.
The Second Amendment also provides that if the Company and its subsidiaries have cash balances in excess of $10,000,000 (excluding cash designated for or to be used for current payroll and benefits payments in the ordinary course of business) for any period of ten consecutive business days (a “Determination Period”), the Company must, on the business day following the end of the applicable Determination Period, repay or prepay outstanding borrowings by the amount of such excess.
The Second Amendment also requires the Company to satisfy financial reporting and certification requirements to the Administrative Agent in addition to existing reporting and certification requirements under the Credit Agreement.
This summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement filed as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit
Number                    Description

10.1*
Amendment No. 2 and Waiver dated as of November 1, 2012, to the Credit Agreement dated March 17, 2011, by and among Rotech Healthcare Inc., the subsidiary guarantors identified on Schedule I thereto, Credit Suisse AG, as administrative agent and a lender, and Jefferies Finance LLC, as a lender.

10.2
Amendment No. 1 dated as of March 7, 2012, to the Credit Agreement dated March 17, 2011, by and among Rotech Healthcare Inc., the subsidiary guarantors identified on Schedule I thereto, Credit Suisse AG, as administrative agent and a lender, and Jefferies Finance LLC, as a lender (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed March 13, 2012).

10.3
Credit Agreement Dated as of March 17, 2011, by and among Rotech Healthcare Inc., the several banks and other financial institutions or entities from time to time party to the Credit Agreement as lenders, and Credit Suisse AG, as administrative agent thereunder (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed March 13, 2012).

*	filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROTECH HEALTHCARE INC.
Dated November 5, 2012             By /s/ Philip L. Carter
Philip L. Carter
President & Chief Executive Officer